Exhibit 99(b)
CRT Properties, Inc.

225 NE Mizner Blvd., Suite 200 Boca Raton, Florida 33432

[CRT Properties logo]

NEWS

FOR IMMEDIATE RELEASE

CRT PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2004 EARNINGS CONFERENCE CALL

BOCA RATON, FLORIDA—July 15, 2004—CRT Properties, Inc. (NYSE:CRO), formerly known as Koger Equity, Inc., announced today that it will host its quarterly conference call to discuss second quarter 2004 financial results on Wednesday, August 4, 2004 at 9:00 am Eastern. Hosting the call will be Thomas J. Crocker, Chief Executive Officer, Steven A. Abney, Chief Accounting Officer and Thomas C. Brockwell, Executive Vice President.

The call will be webcast live over the Internet from the Company’s website at www.crtproperties.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing 800-865-4435 or for international callers by dialing 973-935-2404.

A replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 or 973-341-3080 for international callers; the password is 4902136. The replay will be available until August 18, 2004, and after August 18, 2004 will be archived on CRT’s website. A press release with the second quarter 2004 financial results will be issued after the market close on Tuesday, August 3, 2004.

About CRT Properties, Inc., formerly known as Koger Equity, Inc.

CRT Properties, Inc., formerly known as Koger Equity, Inc., owns or has interests in 132 office buildings, containing 10.4 million rentable square feet, located primarily in 20 suburban office projects and two urban centers in 12 metropolitan areas in the Southeastern United States, Texas and Maryland. For more information about CRT Properties, contact its website at www.crtproperties.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

CONTACT: CRT Properties, Inc.
Investor Relations
Thomas C. Brockwell, Executive Vice President
1-800-850-2037